PROCURAÇÃO

Pelo presente instrumento, RAFAEL PROVENZALE GUPER, brasileiro, casado, estudante, portador da cédula de identidade RG nº 39.238.985-X SSP/SP, inscrito no CPF/MF sob o nº 363.553.538-95, com endereço comercial na cidade de São Paulo, estado de São Paulo, na Rua Henrique Monteiro, nº 90, 15º andar, conjunto 152, parte, Pinheiros, CEP 05423-020 (“OUTORGANTE”), nomeia e constitui os Srs(as). RICARDO MADRONA SAES, brasileiro, solteiro, advogado, inscrito no CPF/MF sob o nº 091.952.288-29 e nos quadros da Ordem dos Advogados do Brasil, Seção de São Paulo (“OAB/SP”) sob o nº 140.202; NAIR VERAS SALDANHA, brasileira, solteira, advogada, inscrita no CPF/MF sob o nº 118.420.478-09 e nos quadros da OAB/SP sob o nº 136.851; MILENA COIMBRA MAZZINI, brasileira, solteira, advogada, inscrita no CPF/MF sob o nº 283.377.768-03 e nos quadros da OAB/SP sob o nº 195.426; e DANILO HENRIQUE PEREIRA MININEL, brasileiro, casado, advogado, inscrito no CPF/MF sob o nº 332.742.858-11 e nos quadros da OAB/SP sob o nº 222.494, todos sócios da MADRONA SOCIEDADE DE ADVOGADOS, com escritório na cidade de São Paulo, estado de São Paulo, na Avenida Brigadeiro Faria Lima, nº 3.064, 11º andar, Jardim Paulistano, CEP 01451-000, inscrita no CNPJ/MF sob o nº 21.976.490/0001-36 (“OUTORGADOS”), como seus procuradores, com poderes para atuar isoladamente em nome do OUTORGANTE, com os seguintes poderes:

(i) assinar quaisquer documentos, instrumentos ou formulários, incluindo, sem limitação, o Schedule 13D, bem como quaisquer alterações a ele e

POWER OF ATTORNEY

RAFAEL PROVENZALE GUPER, Brazilian, married, student, bearer of the Brazilian Identity Card (RG) No. 39.238.985-X, enrolled with the Brazilian Taxpayer Registry (CPF/MF) under No. 363.553.538-95, with business address in the City of São Paulo, State of São Paulo, at Rua Henrique Monteiro, No. 90, 15th Floor, Suite 152 (part), Pinheiros, ZIP Code 05423-020, Brazil (“GRANTOR”), hereby appoints Mr. RICARDO MADRONA SAES, Brazilian, single, attorney-at-law, enrolled with the Brazilian Taxpayer Registry (CPF/MF) under No. 091.952.288-29 and registered with the Brazilian Bar Association, São Paulo Chapter (OAB/SP), under No. 140,202; NAIR VERAS SALDANHA, Brazilian, single, attorney-at-law, enrolled with the Brazilian Taxpayer Registry (CPF/MF) under No. 118.420.478-09 and registered with the Brazilian Bar Association, São Paulo Chapter (OAB/SP), under No. 136,851; MILENA COIMBRA MAZZINI, Brazilian, single, attorney-at-law, enrolled with the Brazilian Taxpayer Registry (CPF/MF) under No. 283.377.768-03 and registered with the Brazilian Bar Association, São Paulo Chapter (OAB/SP), under No. 195,426; DANILO HENRIQUE PEREIRA MININEL, Brazilian, married, attorney-at-law, enrolled with the Brazilian Taxpayer Registry (CPF/MF) under No. 332.742.858-11 and registered with the Brazilian Bar Association, São Paulo Chapter (OAB/SP), under No. 222,494, attorneys-at-law and partners of MADRONA SOCIEDADE DE ADVOGADOS, with offices at Avenida Brigadeiro Faria Lima, No. 3,064, 11th Floor, Jardim Paulistano, São Paulo, State of São Paulo, ZIP Code 01451-000, Brazil, enrolled with Brazilian Corporate Taxpayer Registry (CNPJ/MF) under No. 21,976,490/0001-36 (“GRANTEES”), as his attorneys-in-fact, acting severally on behalf of the GRANTOR, with the powers to:

quaisquer outros documentos a ele relacionados (incluindo qualquer acordo de apresentação conjunta (joint filing agreement)), conforme possa ser exigido para apresentação perante a Securities and Exchange Commission dos Estados Unidos da América (“SEC”) (em conjunto, “Documentos”), relacionados à sua titularidade, direta ou indireta, de quaisquer valores mobiliários de emissão da SUZANO S.A., companhia aberta, com sede na cidade de Salvador, Estado da Bahia, na Avenida Professor Magalhães Neto, nº 1.752, Edifício Lena Empresarial, 10º andar, Salas 1009 a 1011, Pituba, CEP 41810-011, inscrita no CNPJ sob nº 16.404.287/0001-55, bem como à sua titularidade, direta ou indireta, de direitos relacionados aos referidos valores mobiliários;

(ii)      entregar, fornecer ou apresentar quaisquer desses Documentos perante a SEC ou qualquer autoridade governamental ou regulatória competente no Brasil ou no exterior; e

(iii)  praticar e executar todos e quaisquer atos e medidas necessários ou convenientes para a consecução dos objetivos desta procuração, com todos os poderes e efeitos como se o OUTORGANTE estivesse pessoalmente presente e pudesse praticá-los.

A presente Procuração permanece válida até 31 de dezembro de 2031.

São Paulo/SP, 31 de julho de 2026

/s/ Rafael Provenzale Guper

RAFAEL PROVENZALE GUPER

(i)  sign any documents, instruments or filings including, without limitation, Schedule 13D, and any and all amendments thereto and any other document relating thereto (including any joint filing agreement) as may be required to be filed with the Securities and Exchange Commission, United States of America (“SEC”) (collectively, “Documents”), relating to his ownership (direct or indirect) of any securities issued by SUZANO S.A., publicly held company, with its registered office located in the city of Salvador, State of Bahia, at Avenida Professor Magalhães Neto, No. 1,752, Edifício Lena Empresarial, 10th floor, Suites 1009 to 1011, Pituba, ZIP Code 41810-011, enrolled with Brazilian Corporate Taxpayer Registry (CNPJ/MF) under No. 16,404,287/0001-55, as well as to his ownership (direct or indirect) of any rights related to such securities;

(ii)        deliver, furnish or file any such Documents with the SEC or any appropriate governmental or regulatory authority in Brazil or abroad; and

(iii)    do and perform any and all acts and things necessary or appropriate to carry out the purposes hereof, as fully to all intents and purposes as the GRANTOR might or could do if personally present.

This Power of Attorney shall remain valid until December 31, 2031.

São Paulo, State of São Paulo, July 31, 2026.

/s/ Rafael Provenzale Guper

RAFAEL PROVENZALE GUPER